CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Fairfield Communities, Inc. of our report dated March 24, 1999, included in the 1998 Annual Report to Shareholders of Fairfield Communities, Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-19261) pertaining to the December 19, 1996 Restricted Stock Agreement, (Form S-3, No. 333-43045) pertaining to the Vacation Break U.S.A., Inc. "Selling Stockholders", (Form S-3, No. 333-42963) pertaining to the Apex Marketing, Inc. "Selling Stockholders", (Form S-8, No.333-55841) pertaining to the Fairfield Communities, Inc. Third Amended and Restated 1992 Warrant Plan, (Form S-8, No. 333-16605) pertaining to the Fairfield Communities, Inc. Employee Stock Purchase Plan, (Form S-8, No. 333-27833) pertaining to the Fairfield Communities, Inc. Second Amended and Restated 1997 Stock Option Plan, and (Form S-8, No. 333-42901) pertaining to the Vacation Break U.S.A., Inc. Directors' Stock Option Plan and the Vacation Break U.S.A., Inc. 1995 Stock Option Plan of our report dated March 24, 1999, with respect to the consolidated financial statements incorporated herein by reference in this Annual Report (Form 10-K) of Fairfield Communities, Inc.


                                     Ernst & Young LLP


Little Rock, Arkansas
March 29, 1999